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                                                                Exhibit 23.2


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Allegiant Bancorp, Inc. 2002 Stock Incentive Plan of our report dated January 23, 2002, with respect to the consolidated financial statements of Allegiant Bancorp, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
December 18, 2002